UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2006

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	000-29225	73-1513309
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
          On May 23, 2006, Dobson Cellular Systems, Inc. (“Dobson Cellular”), a wholly owned subsidiary of Dobson Communications Corporation (the “Company”), entered into a supplemental indenture (the “Supplemental Indenture”) relating to the issuance of $250.0 million aggregate principal amount of 8 3/8% Series B First Priority Senior Secured Notes due 2011 (the “Notes”). The original indenture has been filed as an exhibit to the Company’s Registration Statement on Form S-4 (No. 333-122089), originally filed with the Securities and Exchange Commission on January 18, 2005. The Supplemental Indenture amended the original indenture to provide that Dobson Cellular’s First Priority Senior Secured Floating Rate Notes due 2011 (the “Floating Rate Notes”) tendered pursuant to Dobson Cellular’s previously announced tender offer and consent solicitation will have substantially identical terms to Dobson Cellular’s 8 3/8% First Priority Senior Secured Notes due 2011.
          The net proceeds from the offering of the Notes were used to purchase approximately $232.4 million aggregate principal amount of the Floating Rate Notes tendered pursuant to such previously announced tender offer and consent solicitation.
          The Notes were sold at a price equal to 105% of their principal amount, plus accrued interest from May 1, 2006. The Notes bear interest at a rate of 8 3/8% per year and mature on November 1, 2011. Dobson Cellular will have the right to redeem the Notes prior to November 1, 2008 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest and a “make-whole” premium specified in the indenture. On or after November 1, 2008, Dobson Cellular will have the right to redeem the Notes at a redemption price that will decrease from 104.188% of their principal amount to 100.000% on or after November 1, 2010. In addition, on or prior to November 1, 2007, Dobson Cellular may redeem up to 35% of the principal amount of the Notes at a redemption price of 108.375% of the principal amount, plus accrued and unpaid interest, with the proceeds of certain offerings of equity securities.
          If a change of control of the Company or Dobson Cellular occurs and the ratings on the Notes decline, each holder of the Notes will have the right to require Dobson Cellular to repurchase all or any part of such Holder’s Notes in cash at a price equal to 101% of the principal amount of Notes repurchased plus accrued and unpaid interest to the repurchase date. Dobson Cellular will also be required to offer to repurchase Notes under certain circumstances with the proceeds from the sale of assets.
          The Notes are guaranteed on a senior basis by the Company and Dobson Operating Co., LLC, and on a senior secured basis by certain of Dobson Cellular’s subsidiaries.
          In addition, the Company and Dobson Cellular entered into a registration rights agreement dated May 23, 2006 with Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and Deutsche Bank Securities Inc., as initial purchasers of the Notes (“Registration Rights Agreement”).

          Under the Registration Rights Agreement, the Company and Dobson Cellular agreed to:
•	file a registration statement and use commercially reasonable efforts to cause the registration statement to become effective within 210 days after the issue date of the Notes;

•	use commercially reasonable efforts to consummate the exchange offer within 240 days after the issue date of the Notes; and

•	use commercially reasonable efforts to file a shelf registration statement for the resale of the Notes if they cannot effect an exchange offer and in certain other circumstances.
If they fail to satisfy these obligations, Dobson Cellular will be obligated to pay additional interest on the Notes.
          A copy of the Supplemental Indenture is attached as Exhibit 4.1 and the Registration Rights Agreement is attached as Exhibit 10.1, each of which is incorporated into this Item by reference. The descriptions of the material terms of the Supplemental Indenture and the Registration Rights Agreement contained in this Item 1.01 are qualified in their entirety by reference to such exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
          The information set forth in Item 1.01 above is incorporated by reference into this Item.
Item 3.03 Material Modification to Rights of Security Holders
          The information set forth in Item 1.01 above with respect to the Supplemental Indenture is incorporated by reference into this Item.
Item 8.01 Other Events
          On May 23, 2006, the Company issued a press release announcing that its wholly owned subsidiary Dobson Cellular has completed a private offering of $250.0 million aggregate principal amount of the Notes. The net proceeds from the offering of the Notes were used to purchase approximately $232.4 million aggregate principal amount of the Floating Rate Notes tendered pursuant to Dobson Cellular’s previously announced tender offer and consent solicitation. The offering of the Notes was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. A copy of the press release announcing the pricing is attached as Exhibits 99.1 and is incorporated into this Item by this reference.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits:

4.1	Supplemental Indenture dated May 23, 2006

10.1	Registration Rights Agreement dated May 23, 2006.

99.1	Press Release dated May 23, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION

Date: May 26, 2006	By:	/s/ Ronald L. Ripley

Name: Ronald L. Ripley Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Supplemental Indenture dated May 23, 2006

10.1	Registration Rights Agreement dated May 23, 2006.

99.1	Press Release dated May 23, 2006

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